UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2023

BigBear.ai Holdings, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-40031	85-4164597
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6811 Benjamin Franklin Drive, Suite 200

Columbia, MD 21046

(Address of principal executive offices, including Zip Code)

(410) 312-0885

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	BBAI	New York Stock Exchange
Redeemable warrants, each full warrant exercisable for one share of common stock at an exercise price of $11.50 per share	BBAI.WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

Underwriting Agreement and common warrants

On June 8, 2023, BigBear.ai Holdings, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Cowen and Company, LLC, as representative of the several underwriters listed on Schedule A thereto (collectively, the “Underwriters”), relating to the purchase and sale of an aggregate of 11,848,341 shares (the “Shares”) of its common stock, par value $0.0001 per share (“Common Stock”) and accompanying common warrants in a registered direct offering (the “Offering”). Each share of Common Stock is accompanied by a common warrant to purchase three-quarters of a share of Common Stock at an exercise price of $2.32 per share. The common warrants are initially exercisable for up to 8,886,255 shares of Common Stock at a combined purchase price of $2.11 per share of Common Stock and accompanying common warrant. The aggregate gross proceeds to the Company are expected to be approximately $25 million before deducting underwriting discounts and commissions and offering expenses. The common warrants will become exercisable six months after issuance and have a five-year term and an initial exercise price of $2.32 per share.

To the extent the common warrants are not offered and sold to the initial holder pursuant to an effective registration statement, then in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the common warrants. The common warrants also include certain rights upon “fundamental transactions” as described in the common warrants, including the right to require the Company or a successor entity to redeem the common warrants for cash in the amount of the Black-Scholes Value (as defined in each common warrant) of the unexercised portion of the common warrants concurrently with or within 30 days following the consummation of a fundamental transaction.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company and customary conditions to closing, obligations of the parties and termination provisions. Additionally, the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). The Company has also agreed with the Underwriters not to offer or sell any shares of its Common Stock (or securities convertible into or exchangeable for Common Stock), subject to certain exceptions, for a period of 60 days after the date of the Underwriting Agreement without the prior written consent of Cowen and Company, LLC. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

The Company intends to use the proceeds from the Offering primarily for general corporate purposes. The closing of the Offering is expected to occur on June 13, 2023, subject to customary closing conditions.

The Offering was made pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-271230) (the “Registration Statement”), declared effective by the Securities and Exchange Commission on April 21, 2023, and a related prospectus included in the Registration Statement, as supplemented by a final prospectus supplement dated June 8, 2023.

The Underwriting Agreement, which is attached to this Current Report on Form 8-K (this “Current Report”) as Exhibit 1.1, is incorporated herein by reference. A copy of the form of common warrant is filed as Exhibit 4.1 hereto. The foregoing descriptions of the terms of the Underwriting Agreement and the common warrants do not purport to be complete and are qualified in its entirety by reference to such exhibits. Kirkland & Ellis LLP, counsel to the Company, delivered an opinion as to the legality of the issuance and sale of the Shares and common warrants in the Offering, a copy of which is attached hereto as Exhibit 5.1 and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On June 8, 2023, the Company issued a press release announcing the pricing of the Offering. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information included in Exhibit 99.1 of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in any such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of June 8, 2023, by and between BigBear.ai Holdings, Inc. and Cowen and Company, LLC, as representative of the several underwriters named therein*

4.1	Form of Warrant (June 2023) (included in Exhibit A to Exhibit 1.1)

5.1	Opinion of Kirkland & Ellis LLP

23.1	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1)

99.1	Press Release, issued by the Company on June 8, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Certain portions of this exhibit have been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K. The Company agrees to furnish supplementally an unredacted copy of the exhibit to the Securities and Exchange Commission upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 12, 2023

BigBear.ai Holdings, Inc.

By:	/s/ Sean Ricker
Sean Ricker
Chief Accounting Officer